As filed with the Securities and Exchange Commission on June 8, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

____________________

SMART GLOBAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3674	98-1013909
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	c/o Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman KY1-1104 Cayman Islands
(Address of Principal Executive Offices) ____________________

SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (Full Titles of the Plans)
Bruce Goldberg Vice President, Chief Legal Officer and Chief Compliance Officer SMART Global Holdings, Inc. c/o SMART Modular Technologies, Inc. 39870 Eureka Drive Newark, CA 94560
(Name and address of agent for service)
(510) 623-1231
(Telephone Number, Including Area Code, of Agents for Service)
____________________
With copies to:
Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Telephone: (650) 752-2004 Facsimile: (650) 752-3604	Bruce Goldberg Vice President, Chief Legal Officer and Chief Compliance Officer SMART Modular Technologies, Inc. 39870 Eureka Drive Newark, CA 94560 Telephone: (510) 624-8159

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Ordinary shares, $0.03 par value per share
— SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan	1,500,000	$16.16 (2)	$24,240,000.00	$2,809.42
— SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (Options)	1,743,588	$12.46 (3)	$21,725,106.48	$2,517.94
— SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (RSUs)	493,316	$16.16 (2)	$7,971,986.56	$923.95
Total	3,736,904		$53,937,093.04	$6,251.31
(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s ordinary shares, $0.03 par value per share, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s ordinary shares on June 6, 2017.

(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding options outstanding.

(4)	Rounded up to the nearest cent.

PART I

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by SMART Global Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)  The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on May 25, 2017, relating to the registration statement on Form S-1, as amended (Registration No. 333-217539), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)  The description of the Company’s capital stock which is contained in the Company’s Exchange Act Registration Statement on Form 8-A dated May 23, 2017, (Exchange Act File No. 001-38102) including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As we are a Cayman Islands exempted company, the laws of the Cayman Islands will be relevant to the provisions relating to indemnification of our directors and officers. Although the Companies Law does not specifically restrict a Cayman Islands exempted company’s ability to indemnify its directors or officers, it does not expressly provide for such indemnification either. Certain Commonwealth case law (which is likely to be persuasive in the Cayman Islands), however, indicates that the indemnification is generally permissible, unless there had been actual fraud, willful default or reckless disregard on the part of the director or officer in question.

Our amended and restated memorandum and articles of association provide that each of our directors, agents or officers shall be indemnified out of our assets against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability, if any, that he may incur by his own willful neglect or default. No such director, agent or officer shall be liable to us for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such director, agent or officer.

We have also entered into indemnification agreements with our directors and executive officers under which we have agreed to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he is or was our director or officer. Except with respect to expenses to be reimbursed by us in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, our obligations under the indemnification agreements are subject to certain customary restrictions and exceptions. The indemnification agreements are governed under Cayman Islands law or New York law.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

The Underwriting Agreement, filed as Exhibit 1.1 to Amendment No. 1 to the Registration Statement on Form S-1 on May 11, 2017, provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Amended and Restated Memorandum and Articles of Association of SMART Global Holdings, Inc. (1)
4.2	Amended and Restated Registration Rights Agreement, dated as of November 5, 2016, by and among SMART Global Holdings, Inc., Silver Lake Partners III Cayman (AIV III), L.P., Silver Lake Technology Investors III Cayman, L.P., Silver Lake Sumeru Fund Cayman, L.P., Silver Lake Technology Investors Sumeru Cayman, L.P., Mr. Ajay B. Shah, Krishnan-Shah Family Partners, L.P., Fund No. 1, Krishnan-Shah Family Partners, L.P., Fund No. 3, Krishnan-Shah Family Partners, L.P., Fund No. 4, The Ajay B. Shah and Lata K. Shah 1996 Trust u/a/d 5/28/1996, Mr. Mukesh A. Patel, Patel Family Partners, LP – Fund No. 2, The Patel Revocable Trust u/a/d 6/6/2002, the Management Holders and the Warrant Holders (2)
4.3	Form of Amended and Restated Sponsor Shareholders Agreement (3)
4.4	Saleen Holdings, Inc. Employee Investors Shareholders Agreement, dated as of August 26, 2011, by and among Saleen Holdings, Inc., Silver Lake Partners III Cayman (AIV III), L.P., Silver Lake Technology Investors III Cayman, L.P., Silver Lake Sumeru Fund Cayman, L.P., Silver Lake Technology Investors Sumeru Cayman, L.P. and the Employee Investors. (4)
4.5	Amended and Restated Investors Shareholders Agreement, dated as of November 5, 2016, by and among SMART Global Holdings, Inc., Silver Lake Partners III Cayman (AIV III), L.P., Silver Lake Technology Investors III Cayman, L.P., Silver Lake Sumeru Fund Cayman, L.P., Silver Lake Technology Investors Sumeru Cayman, L.P., the Management Investors and the Warrant Investors and Form of Amendment No. 2 to Investors Shareholders Agreement, by and among SMART Global Holdings, Inc., Silver Lake Partners III Cayman (AIV III), L.P., Silver Lake Technology Investors III Cayman, L.P., Silver Lake Sumeru Fund Cayman, L.P. and Silver Lake Technology Investors Sumeru Cayman, L.P., the Management Investors and the Warrant Investors (5)
4.6	Form of Warrant to Purchase Ordinary Shares and Form of Amended and Restated Warrant to Purchase Ordinary Shares (with respect to the Second Tranche Warrants) (6)
5.1*	Opinion of Maples and Calder
23.1*	Consent of Independent Registered Public Accounting Firm

Exhibit Number
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
24.1*	Power of Attorney (included on page II-7 of the original filing of this Registration Statement)
99.1	SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (7)

____________________

*	Filed herewith.

(1)	Filed as Exhibit 3.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference

(2)	Filed as Exhibit 4.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 11, 2017 and incorporated herein by reference.

(3)	Filed as Exhibit 4.3 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.

(4)	Filed as Exhibit 4.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 11, 2017 and incorporated herein by reference.

(5)	Filed as Exhibit 4.5 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.

(6)	Filed as Exhibit 4.6 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.

(7)	Filed as Exhibit 10.23 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.

Item 9. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, SMART Global Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on the 8th day of June, 2017.

SMART Global Holdings, Inc.

By:	/s/ Iain MacKenzie
	Name:	Iain MacKenzie
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Iain MacKenzie, Jack Pacheco and Bruce Goldberg as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable SMART Global Holdings, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Iain MacKenzie	President and Chief Executive Officer (Principal Executive Officer and Director)	June 8, 2017
Iain MacKenzie

/s/ Jack Pacheco	Chief Financial Officer (Principal Financial and Accounting Officer)	June 8, 2017
Jack Pacheco

/s/ Ajay Shah	Director	June 8, 2017
Ajay Shah

/s/ James A. Davidson	Director	June 8, 2017
James A. Davidson

Signature	Title	Date

/s/ Kenneth Hao	Director	June 8, 2017
Kenneth Hao

/s/ Paul Mercadante	Director	June 8, 2017
Paul Mercadante

/s/ Jason White	Director	June 8, 2017
Jason White

/s/ Mukesh Patel	Director	June 8, 2017
Mukesh Patel

/s/ Sandeep Nayyar	Director	June 8, 2017
Sandeep Nayyar

EXHIBIT INDEX

Exhibit Number
4.1	Amended and Restated Memorandum and Articles of Association of SMART Global Holdings, Inc. (1)
4.2	Amended and Restated Registration Rights Agreement, dated as of November 5, 2016, by and among SMART Global Holdings, Inc., Silver Lake Partners III Cayman (AIV III), L.P., Silver Lake Technology Investors III Cayman, L.P., Silver Lake Sumeru Fund Cayman, L.P., Silver Lake Technology Investors Sumeru Cayman, L.P., Mr. Ajay B. Shah, Krishnan-Shah Family Partners, L.P., Fund No. 1, Krishnan-Shah Family Partners, L.P., Fund No. 3, Krishnan-Shah Family Partners, L.P., Fund No. 4, The Ajay B. Shah and Lata K. Shah 1996 Trust u/a/d 5/28/1996, Mr. Mukesh A. Patel, Patel Family Partners, LP – Fund No. 2, The Patel Revocable Trust u/a/d 6/6/2002, the Management Holders and the Warrant Holders (2)
4.3	Form of Amended and Restated Sponsor Shareholders Agreement (3)
4.4	Saleen Holdings, Inc. Employee Investors Shareholders Agreement, dated as of August 26, 2011, by and among Saleen Holdings, Inc., Silver Lake Partners III Cayman (AIV III), L.P., Silver Lake Technology Investors III Cayman, L.P., Silver Lake Sumeru Fund Cayman, L.P., Silver Lake Technology Investors Sumeru Cayman, L.P. and the Employee Investors. (4)
4.5	Amended and Restated Investors Shareholders Agreement, dated as of November 5, 2016, by and among SMART Global Holdings, Inc., Silver Lake Partners III Cayman (AIV III), L.P., Silver Lake Technology Investors III Cayman, L.P., Silver Lake Sumeru Fund Cayman, L.P., Silver Lake Technology Investors Sumeru Cayman, L.P., the Management Investors and the Warrant Investors and Form of Amendment No. 2 to Investors Shareholders Agreement, by and among SMART Global Holdings, Inc., Silver Lake Partners III Cayman (AIV III), L.P., Silver Lake Technology Investors III Cayman, L.P., Silver Lake Sumeru Fund Cayman, L.P. and Silver Lake Technology Investors Sumeru Cayman, L.P., the Management Investors and the Warrant Investors (5)
4.6	Form of Warrant to Purchase Ordinary Shares and Form of Amended and Restated Warrant to Purchase Ordinary Shares (with respect to the Second Tranche Warrants) (6)
5.1*	Opinion of Maples and Calder
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
24.1*	Power of Attorney (included on page II-7 of the original filing of this Registration Statement)
99.1	SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (7)

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*	Filed herewith.

(1)	Filed as Exhibit 3.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference

(2)	Filed as Exhibit 4.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 11, 2017 and incorporated herein by reference.

(3)	Filed as Exhibit 4.3 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.

(4)	Filed as Exhibit 4.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 11, 2017 and incorporated herein by reference.

(5)	Filed as Exhibit 4.5 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.

(6)	Filed as Exhibit 4.6 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.

(7)	Filed as Exhibit 10.23 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.